Exhibit (a)(iv) under Form N-1A
                                          Exhibit 3(i) under Item 601/Reg. S-K





                                AMENDMENT #11
                         TO THE RESTATED AND AMENDED
                             DECLARATION OF TRUST

                     FEDERATED INCOME SECURITIES TRUST

                            Dated May 19, 2000

            This Declaration of Trust is amended as follows:

      Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

      "Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

                     Federated Short-Term Income Fund
                       Institutional Service Shares
                           Institutional Shares
                    Federated Intermediate Income Fund
                       Institutional Service Shares
                           Institutional Shares
              Federated Fund for U. S. Government Securities
                              Class A Shares
                              Class B Shares
                              Class C Shares
                       Federated Capital Income Fund
                              Class A Shares
                              Class B Shares
                              Class C Shares
                              Class F Shares
                  Federated Muni and Stock Advantage Fund
                              Class A Shares
                              Class B Shares
                              Class C Shares



The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 22nd day of August, 2003.

      WITNESS the due execution hereof this 22nd day of August, 2003.

/s/ John F. Donahue                 /s/ Lawrence D. Ellis, M.D.
John F. Donahue                     Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley                /s/ Peter E. Madden
Thomas G. Bigley                    Peter E. Madden

/s/ John T. Conroy, Jr.             /s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.                 Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis        /s/ John E. Murray, Jr.
Nicholas P. Constantakis            John E. Murray, Jr.

/s/ John F. Cunningham              /s/ Marjorie P. Smuts
John F. Cunningham                  Marjorie P. Smuts

/s/ J. Christopher Donahue          /s/ John S. Walsh
J. Christopher Donahue              John S. Walsh